Exhibit EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of Special Value Continuation Partners, LP (the “Partnership”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Partnership do each hereby certify that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of, and for, the periods presented in the Report.

Dated: August 29, 2008

/s/ Hugh Steven Wilson
Hugh Steven Wilson
Chief Executive Officer

Dated: August 29, 2008

/s/ Peyman S. Ardestani
Peyman S. Ardestani
Chief Financial Officer